July 11, 2025

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: GrowGeneration Corp.
File No. 333-207889

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GrowGeneration Corp. dated July 10, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP